                                                                     EXHIBIT 1.5



--------------------------------------------------------------------------------

                               CALPINE CORPORATION

      $725,000,000 ($833,750,000 IF THE OPTION TO PURCHASE ADDITIONAL NOTES
               IS EXERCISED IN FULL) PRINCIPAL AMOUNT AT MATURITY
                      CONTINGENT CONVERTIBLE NOTES DUE 2014


                          ----------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                         Dated as of September 30, 2004

                          ----------------------------


                          ----------------------------

                            WILMINGTON TRUST COMPANY

                                     Trustee

                          ----------------------------

                                TABLE OF CONTENTS

                                                                                                                        Page
                                   ARTICLE 1.
                                   DEFINITIONS

Section 1.01      Definitions ......................................................................................      1
Section 1.02      Other Definitions ................................................................................      5

                                   ARTICLE 2
                                    THE NOTES

Section 2.01      Form and Dating ..................................................................................      6
Section 2.02      Registrar, Paying Agent and Conversion Agent .....................................................      6
Section 2.03      Transfer and Exchange ............................................................................      7

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01      Mandatory Redemption .............................................................................      7
Section 3.02      Optional Redemption Upon Conversion ..............................................................      7
Section 3.03      Purchase of Notes at Option of the Holder upon Change of Control .................................      8
Section 3.04      Effect of Change of Control Purchase Notice ......................................................     10
Section 3.05      Deposit of Change of Control Purchase Price ......................................................     11
Section 3.06      Notes Purchased in Part ..........................................................................     12
Section 3.07      Covenant to Comply With Securities Laws Upon Purchase of Notes ...................................     12
Section 3.08      Repayment to the Company .........................................................................     12

                                   ARTICLE 4
                                    COVENANTS

Section 4.01      Compliance Certificate ...........................................................................     12
Section 4.02      Taxes ............................................................................................     13
Section 4.03      Stay, Extension and Usury Laws ...................................................................     13
Section 4.04      Corporate Existence ..............................................................................     13
Section 4.05      Issuance of Additional Notes .....................................................................     14
Section 4.06      Calculations in Respect of Notes .................................................................     14

                                   ARTICLE 5
                       MERGER AND CONSOLIDATION OF COMPANY

Section 5.01      Lease of Properties ..............................................................................     14

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default ................................................................................     14

                                   ARTICLE 7
                                     TRUSTEE

Section 7.01      Rights of Trustee ................................................................................     15
Section 7.02      Reports by Trustee to Holders of the Notes .......................................................     15
Section 7.03      Eligibility; Disqualification ....................................................................     15

                                   ARTICLE 8
                                   DEFEASANCE

Section 8.01      No Defeasance ....................................................................................     16

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes ..............................................................     16
Section 9.02      With Consent of Holders of Notes .................................................................     16

                                   ARTICLE 10
                                   CONVERSION

Section 10.01     Conversion Privilege .............................................................................     16
Section 10.02     Conversion Procedure .............................................................................     19
Section 10.03     Taxes on Conversion ..............................................................................     19
Section 10.04     Company to Provide Stock .........................................................................     20
Section 10.05     Adjustment of Conversion Price ...................................................................     20
Section 10.06     Adjustment for Certain Changes of Control ........................................................     23
Section 10.07     When No Adjustment Required ......................................................................     24
Section 10.08     When Adjustment May Be Deferred ..................................................................     24
Section 10.09     Successive Adjustments ...........................................................................     24
Section 10.10     Notice of Adjustment .............................................................................     24
Section 10.11     Notice of Certain Transactions ...................................................................     25
Section 10.12     Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege      25
Section 10.13     Trustee's Disclaimer .............................................................................     26
Section 10.14     Voluntary Reduction ..............................................................................     26
Section 10.15     Conversion Value of Notes Tendered ...............................................................     26

                                   ARTICLE 11
                                  Subordination

Section 11.01     Agreement to Subordinate .........................................................................     28
Section 11.02     Default On Secured Debt ..........................................................................     28
Section 11.03     Liquidation; Dissolution; Bankruptcy .............................................................     28
Section 11.04     Subrogation ......................................................................................     30
Section 11.05     Trustee To Effectuate Subordination ..............................................................     30
Section 11.06     Notice By The Company ............................................................................     30
Section 11.07     Rights Of The Trustee; Holders Of Secured Debt ...................................................     31
Section 11.08     Subordination May Not Be Impaired ................................................................     31

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01     No Adverse Interpretation of Other Agreements ....................................................     32
Section 12.02     Severability .....................................................................................     32
Section 12.03     Table of Contents, Headings, etc .................................................................     32
Section 12.04     Ratification Of Original Indenture ...............................................................     33
Section 12.05     Trustee Not Responsible for Recitals .............................................................     33
Section 12.06     Performance by Trustee ...........................................................................     33
Section 12.07     Governing Law ....................................................................................     33

                                    EXHIBITS

Exhibit A         FORM OF NOTE
Schedule A        Table of Additional Shares

      SECOND SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") dated as of September 30, 2004 between Calpine Corporation (the "Company"), a Delaware corporation, and Wilmington Trust Company (the "Trustee").

                              W I T N E S S E T H:

      WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of August 10, 2000, as supplemented by the First Supplemental Indenture, dated as of September 28, 2000 (as so supplemented, the "Original Indenture" and, as further supplemented by this Supplemental Indenture, the "Indenture") which provides, among other things, for unsecured debentures, notes or other evidences of indebtedness to be issued by the Company from time to time in one or more series under the Indenture;

      WHEREAS, the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Original Indenture to establish the form or terms of Securities (as defined in the Original Indenture) of any series as provided by Sections 2.1 and 2.3 of the Original Indenture;

      WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

      WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to enter into this Supplemental Indenture to provide for the establishment of a new Series of its Securities to be known as its Contingent Convertible Notes Due 2014 (the "Notes");

      WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all things necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company;

      NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and terms of the Notes, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

Section 1.01 Definitions.

      (a) Unless the context requires otherwise:

            (i) a term defined in the Original Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this Supplemental Indenture;

            (ii) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

            (iii) the singular includes the plural and vice versa;

            (iv) a reference to a Section or Article is to a Section or Article of this Supplemental Indenture; and

            (v) headings are for convenience of reference only and do not affect interpretation.

      (b) the following terms have the meanings given to them in this Section 1.01(b):

      "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interests therein, the rules and procedures of the Depositary, for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

      "Bid Solicitation Agent" means American Stock Transfer and Trust Company until the Company selects another bank, trust company or similar fiduciary agent, if any, to serve as Bid Solicitation Agent.

      "Capital Stock" means:

            (1) in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

      "Change of Control" means the occurrence of any of the following:

            (1) any Person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock that is entitled to vote generally in elections of directors, other than an acquisition by the Company, of any of its Subsidiaries or any of its employee benefit plans; or

            (2) the Company merges or consolidates with or into any other Person, any merger of another Person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person, other than any transaction:

                  (a) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock,

                  (b) pursuant to which the holders of the Company's Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

                  (c) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company's Common Stock solely into shares of Common Stock of the surviving entity.

      "Common Stock" means shares of the Company's Common Stock, $0.001 par value per share, as they exist on the date of this Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

      "Common Stock Price" on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for the Company's Common Stock as reported in composite transactions on the principal United States securities exchange on which the Company's Common Stock is traded or, if its Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

      "Conversion Agent" means the Agent of the Company pursuant to Section 2.02 hereof.

      "Conversion Date" shall have the meaning as specified in Section 10.02 hereof.

      "Conversion Price" means $3.85 per share of Common Stock, subject to the adjustments described in Section 10.05 hereof.

      "Conversion Rate" means an amount of shares of Common Stock equal to $1,000 Principal Amount at Maturity of Notes divided by the Conversion Price, which shall be approximately 259.7403 per $1,000 Principal Amount at Maturity of Notes as of the date of this Supplemental Indenture, subject to the adjustments described in Section 10.05 hereof.

      "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive evidence of such determination (unless otherwise provided in this Indenture).

      "Global Notes" means, individually and collectively, each of the Global Securities, substantially in the form of Exhibit A hereto.

      "Market Price" means the average determined by the Company of the Common Stock Price of the shares for the five Trading Day period immediately preceding and including the third Trading Day prior to the applicable date fixed for the determination of stockholders entitled to receive any distribution described in
Section 10.05, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 10.05; subject, however, to the conditions set forth in Section 10.07 and Section 10.08 hereof. If the shares of Common Stock are not listed on The New York Stock Exchange, then the Market Price shall be determined by the Company by reference to the Common Stock Price as reported by NASDAQ. In the absence of such quotations, the Company shall be entitled to determine in good faith the Market Price by reference to the Common Stock Price on any date on the basis of such quotations as it considers appropriate.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including the Notes).

      "Original Principal Amount" means, with respect to each $1,000 Principal Amount at Maturity of Notes, $839 per Note.

      "Permitted Investments" means the following investments:

      (i) any direct obligations of, or obligations fully and unconditionally guaranteed by, the United States of America, or any agency or instrumentality of the United States of America, the obligations of which are fully and unconditionally backed by the full faith and credit of the United States of America;

      (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, or incorporated under the laws of any other jurisdiction, so long as at the time of such investment or contractual commitment providing for such investment the unsecured commercial paper or other unsecured short-term debt obligations of such depository institution or trust company have credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P;

      (iii) repurchase obligations with respect to any security described in clauses (i) or (ii) above, in each case entered into with either (A) a depository institution or trust company (acting as principal) which in respect of its short-term unsecured debt has credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P or (B) a money market fund maintained by a broker which, in respect of its short-term unsecured debt, has credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P;

      (iv) unsecured debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P;

      (v) unsecured commercial paper which has, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P; and

      (vi) investments in money market funds or money market mutual funds which have, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P (including such funds for which the Trustee or any of its Affiliates is investment manager or advisor and for which the Trustee or any of its Affiliates may receive a fee).

      "Principal Amount" means, with respect to each $1,000 Principal Amount at Maturity of Notes, (i) prior to September 30, 2006, the Original Principal Amount, (ii) on and following September 30, 2009, the Principal Amount at Maturity, and (iii) on any date from and including September 30, 2006 to but excluding September 30, 2009, the Original Principal Amount, plus $0.1469 per calendar day from and including September 30, 2006 to but excluding such date. All references to principal of the Securities in the Original Indenture shall be to the Principal Amount as defined above.

      "Principal Amount at Maturity" means, with respect to a Note, the principal amount at maturity set forth on the face of such Note.

      "Prospectus Supplement" means that Prospectus Supplement dated September 28, 2004 relating to the offering of the Notes.

      "S&P" means Standard & Poor's Ratings Group (or, if such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (or successor concept) within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or successor provision) selected by the Company as a replacement agency).

      "Secured Debt" means any and all existing and future secured Indebtedness of the Company and any deferrals, renewals or extensions of any such Indebtedness.

      "Subsidiary" means, as applied to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least 50% of the outstanding Voting Stock, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

      "Trading Day" means any regular or abbreviated trading day of The New York Stock Exchange.

      "Trading Price" of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity of Notes obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount at Maturity of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, which may include the Underwriter; provided that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, this one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one such bid or, in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price of the Notes will be determined in good faith by the Bid Solicitation Agent, taking into account in such determination such factors as it, in its sole discretion after consultation with the Company, deems appropriate.

      "Underwriter" means Deutsche Bank Securities Inc.

      "Underwriting Agreement" means the Underwriting Agreement between the Company and the Underwriter dated as of September 28, 2004 relating to the issuance and sale of the Notes.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

Section 1.02 Other Definitions.

                                                                      Defined in
      Term                                                              Section
      ----                                                              -------
      "Additional Shares"..........................................      10.01
      "Change of Control Notice"...................................       3.03
      "Change of Control Notice Date"..............................       3.03
      "Change of Control Purchase Date"............................       3.03
      "Change of Control Purchase Notice"..........................       3.03
      "Change of Control Purchase Price"...........................       3.03
      "Conversion Value"...........................................      10.15
      "Determination Date".........................................      10.15
      "Effective Date".............................................      10.06
      "Ex-Dividend Date"...........................................      10.01

                                                                      Defined in
      Term                                                              Section
      ----                                                              -------
      "Expiration Time"............................................      10.05
      "Five Day Average Closing Stock Price".......................      10.15
      "Net Shares".................................................      10.15
      "Net Share Amount"...........................................      10.15
      "Payment Default"............................................      11.02
      "Pre-Dividend Sale Price"....................................      10.05
      "Principal Return"...........................................      10.15
      "Principal Value Conversion".................................      10.01
      "Purchased Shares"...........................................      10.05
      "Quarter"....................................................      10.01
      "Redemption Date"............................................       3.02
      "Redemption Price"...........................................       3.02
      "Reference Date".............................................      10.05
      "Stock Price"................................................      10.06

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01. Form and Dating.

      The Notes shall be in denominations of $1,000 Principal Amount at Maturity and integral multiples thereof.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

      The Notes shall initially be issued in the form of a Global Security attached as Exhibit A hereto deposited upon issuance with the Trustee as Custodian for the Depositary and registered in the name of the Depositary or its nominee. Each Global Security shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate Principal Amount at Maturity of outstanding Notes from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, redemptions or conversions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate Principal Amount at Maturity of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by the Indenture.

Section 2.02 Registrar, Paying Agent and Conversion Agent.

      In addition to Section 2.4 of the Original Indenture, the Company shall maintain an office or agency where Securities may be presented for conversion ("Conversion Agent"). The term "Conversion Agent" includes any additional conversion agent.

      The Company may change any Registrar, Paying Agent or Conversion Agent for the Notes without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Conversion Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Conversion Agent.

      The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent with respect to the Notes.

Section 2.03 Transfer and Exchange.

      In addition to Section 2.7 of the Original Indenture, beneficial interests in a Global Security held by any beneficial owner of Notes may be exchanged by the Holder for Notes in definitive form upon request, but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of the Depositary in accordance with Applicable Procedures.

      Neither the Company nor the Trustee will be liable for any delay by the Holder of any Global Note or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Holder of any Global Note or the Depositary for all purposes.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01 Mandatory Redemption.

      The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.02 Optional Redemption Upon Conversion.

      The Company shall have the right to redeem, at its option, any Notes tendered for conversion pursuant to Article 10 hereof if, on the date such Notes are tendered for conversion, the Company determines, in its sole judgment, that its then outstanding Indebtedness would prevent it from paying the Principal Return or delivering the Net Shares when due upon conversion as required by
Section 10.02 hereof; provided that the Company shall not so redeem any Notes pursuant to this Section 3.02 if an Event of Default shall have occurred and be continuing (other than an Event of Default that would be cured by such redemption). The Company shall notify the Holder of such Notes of the Company's election to redeem such Notes pursuant to this Section 3.02 no later than the Determination Date in respect of such Notes tendered for conversion. Upon any such notification of an optional redemption, the Company shall not be required to pay or deliver, as the case may be, the Principal Return and Net Shares or any cash in lieu of fractional shares as required by Section 10.02, and payment or delivery of such Principal Return and Net Shares or cash in lieu of fractional shares shall be governed by this Section 3.02.

      The redemption price for any Notes so redeemed shall be an amount in cash equal to the Principal Return and an amount of shares of Common Stock equal to the Net Shares, together with cash in lieu of any fractional shares (collectively, the "Redemption Price"), in each case in respect of such Notes tendered for conversion as set forth in Section 10.15. The redemption date for any such redemption by the Company shall be the seventh Business Day following the Determination Date in respect of such Notes tendered for conversion (the "Redemption Date").

      No later than 10:00 a.m. (local time in the City of New York) on the Redemption Date in respect of such Notes, the Company shall deposit with the Conversion Agent money and shares of Common

Stock sufficient to pay the Redemption Price on all Notes to be redeemed on that date. Upon such deposit of the Redemption Price, cash interest will cease to accrue on such Notes, Principal of such Notes will cease to accrete, such Notes will cease to be outstanding and all other rights of the Holder of such Notes will terminate. The Conversion Agent shall promptly return to the Company any money or shares of Common Stock deposited with the Conversion Agent by the Company in excess of the amounts necessary to pay the Redemption Price of all Notes to be redeemed on such date.

Section 3.03 Purchase of Notes at Option of the Holder upon Change of Control.

      (a) If a Change of Control occurs, a Holder of Notes will have the right, at its option, to require the Company to repurchase all of its Notes, or any portion of the Principal Amount at Maturity thereof at a purchase price equal to the Principal Amount as of the date of such repurchase plus any accrued and unpaid cash interest to, but excluding, the date of repurchase (the "Change of Control Purchase Price"). The Company shall repurchase all such Notes on the date that is 45 days after the date of the Change of Control Notice (as defined below) delivered by the Company (the "Change of Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in
Section 3.03(c).

      Notwithstanding the foregoing provisions of this Section 3.03, no Holder shall have the right to require the Company to purchase its Notes upon a Change of Control if:

            (1) the Common Stock Price on The New York Stock Exchange for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of such event, in the case of a Change of Control relating to an acquisition of Capital Stock, or the period of 10 consecutive Trading Days ending immediately before such event, in the case of Change of Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price of the Notes in effect on each of those Trading Days; or

            (2) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change of Control above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Notes become convertible into such common stock.

      For purposes of this Section 3.03,

            (x) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act; and

            (y) "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

            If the shares of Common Stock are not listed on The New York Stock Exchange at the relevant time, closing prices and Trading Days shall be calculated as reported by the NASDAQ.

      At least three Business Days before the Change of Control Notice Date (as defined below), the Company shall deliver an Officer's Certificate to the Trustee specifying:

                  (i) the information required by Section 3.03(b); and

                  (ii) whether the Company desires the Trustee to give the
            Change of Control Notice required by Section 3.03(b).

      (b) No later than 30 days after the occurrence of a Change of Control, the Company shall mail a written notice of the Change of Control (the "Change of Control Notice" and the date of such mailing, the "Change of Control Notice Date") by first-class mail to the Trustee and to each Holder (and to beneficial owners to the extent required by applicable law). The notice shall include a form of Change of Control Purchase Notice to be completed by the Holder that wishes to exercise rights under this Section 3.03 and shall state:

            (1) briefly, the events causing a Change of Control and the date of such Change of Control;

            (2) the date by which the Change of Control Purchase Notice pursuant to this Section 3.03 must be given, if a Holder has the right to require the Company to repurchase Notes pursuant to Section 3.03(a);

            (3) the Change of Control Purchase Date, if a Holder has the right to require the Company to repurchase Notes pursuant to Section 3.03(a);

            (4) the Change of Control Purchase Price, if a Holder has the right to require the Company to repurchase Notes pursuant to Section 3.03(a);

            (5) the name and address of the Paying Agent and the Conversion Agent, if a Holder has the right to require the Company to repurchase Notes pursuant to Section 3.03(a);

            (6) the Conversion Rate and any adjustments thereto;

            (7) that Notes must be surrendered to the Paying Agent, at any time on or prior to the 30th day after the Company delivers its Change of Control Notice, to collect payment, if a Holder has the right to require the Company to repurchase Notes pursuant to Section 3.03(a);

            (8) that the Change of Control Purchase Price for any Note as to which a Change of Control Purchase Notice has been duly given will be paid promptly following the Change of Control Purchase Date as described in
      (7), if a Holder has the right to require the Company to repurchase Notes pursuant to Section 3.03(a);

            (9) briefly, the procedures the Holder must follow to exercise rights under this Section 3.03, if a Holder has the right to require the Company to repurchase Notes pursuant to Section 3.03(a);

            (10) briefly, the conversion rights, if any, of the Notes;

            (11) that, unless the Company defaults in making payment of such Change of Control Purchase Price, cash interest on Notes surrendered for purchase by the Company will cease to accrue and the Principal Amount will cease to accrete on and after the Change of Control Purchase Date, if a Holder has the right to require the Company to repurchase Notes pursuant to Section 3.03(a); and

            (12) the CUSIP numbers of the Notes.

      Simultaneously with the delivery of the Change of Control Notice to Holders, the Company shall, or, if the Company has requested that Trustee deliver the Change of Control Notice to Holders pursuant to Section 3.03(a), shall cause the Trustee to, at the Company's expense and in the Company's name, disseminate a press release through any of Dow Jones & Company, Inc., Business Wire, Bloomberg Business News or Reuters (or if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing this information, and the Company shall publish the information on the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

      (c) A Holder may exercise its rights specified in Section 3.03(a) upon delivery of an irrevocable written notice of purchase (a "Change of Control Purchase Notice") to the Paying Agent at any time on or prior to the 30th day after the Company delivers its Change of Control Notice, stating:

            (1) the certificate number of the Note which the Holder will deliver to be purchased;

            (2) the portion of the Principal Amount at Maturity of the Note which the Holder will deliver to be purchased, which portion must be $1,000 Principal Amount at Maturity or an integral multiple thereof; and

            (3) that such Note shall be purchased pursuant to the terms and conditions specified in this Section 3.03.

      The delivery of such Note to the Paying Agent with the Change of Control Purchase Notice (together with all necessary endorsements), at any time on or prior to the 30th day after the Company delivers its Change of Control Notice, at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section
3.03 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

      The Company shall purchase from the Holder thereof, pursuant to this
Section 3.03, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note. Any purchase by the Company contemplated pursuant to the provisions of this Section 3.03 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

      (d) The Company shall deposit cash at the time and in the manner as provided in Section 3.05, sufficient to pay the aggregate Change of Control Purchase Price of all Notes to be purchased pursuant to this Section 3.03.

Section 3.04 Effect of Change of Control Purchase Notice.

      Upon receipt by the Paying Agent of the Change of Control Purchase Notice and the Note specified in Section 3.03(c), the Holder of the Note in respect of which such Change of Control Purchase Notice was given shall thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Such Change of Control Purchase Price shall be paid to such Holder, subject to receipts of funds by the Paying Agent, promptly following the the Change of Control Purchase Date with respect to such Note (provided the conditions in Section 3.03(c) have been satisfied). If the Paying Agent holds money sufficient to pay the Change of Control Purchase Price of the Notes on the Business Day following the Change of Control Purchase Date, then:

            (1) the Notes will cease to be outstanding;

            (2) cash interest will cease to accrue and the Principal Amount will cease to accrete; and

            (3) all other rights of the Holder of the Notes will terminate.

This will be the case whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent.

      Notes in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to the provisions hereof on or after the date of the delivery of such Change of Control Purchase Notice unless, such Change of Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

      A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change of Control Purchase Notice at any time prior to the close of business on the last Business Day prior to the Change of Control Purchase Date, specifying:

            (1) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted;

            (2) the Principal Amount at Maturity of the Note with respect to which such notice of withdrawal is being submitted; and

            (3) the Principal Amount at Maturity, if any, of such Note which remains subject to the original Purchase Notice, and which has been or will be delivered for purchase by the Company.

      There shall be no purchase of any Notes pursuant to Section 3.03 if there has occurred (prior to, on or after the giving, by the Holders of such Notes, of the required Change of Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Change of Control Purchase Notice has been withdrawn in compliance with this Indenture, or
(y) held by it during the continuation of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Notes) in which case, upon such return, the Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.05 Deposit of Change of Control Purchase Price.

      Prior to 10:00 a.m. (local time in the City of New York) on the Change of Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in the Indenture) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Purchase Date.

Section 3.06 Notes Purchased in Part.

      Any certificated Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall, upon receipt of a written order of the Company signed by two Officers, authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

Section 3.07 Covenant to Comply With Securities Laws Upon Purchase of Notes.

      When making any offers to purchase pursuant to the provisions of Section
3.03 hereof (if such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.03 to be exercised in the time and in the manner specified in Section 3.03.

Section 3.08 Repayment to the Company.

      The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon held by them for the payment of the Change of Control Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to
Section 3.05 exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Change of Control Purchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Change of Control Purchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon. Prior to such return, any such excess funds held by the Paying Agent shall be invested in cash or Permitted Investments as may be directed by the Company from time to time.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01 Compliance Certificate.

            The following shall apply in lieu of Section 3.5 of the Original Indenture with respect to the Notes:

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate prescribed by the TIA stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 hereof or Article III or IV of the Original Indenture, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.02 Taxes.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes. The Company shall not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority thereof or therein.

Section 4.03 Stay, Extension and Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.04 Corporate Existence.

      Subject to Article IV of the Original Indenture and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

            (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

            (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its

      Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.05 Issuance of Additional Notes.

      Upon each exercise by the Underwriter of its over-allotment option to purchase Option Securities (as defined in the Underwriting Agreement) in accordance with the Underwriting Agreement, the Company shall cause to be issued and authenticated, in accordance with the terms of the Underwriting Agreement and Section 2.3 of the Original Indenture, additional Notes in such Principal Amount at Maturity relating to the Option Securities; provided, however, that in no case shall the aggregate Principal Amount at Maturity of any such additional Notes issued upon all exercises by the Underwriter of its over-allotment option to purchase Option Securities exceed $108.75 million.

Section 4.06 Calculations in Respect of Notes.

      The Company shall provide a schedule of all calculations called for under the Notes and this Indenture to the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of the Company's calculations without independent verification. The Trustee and/or the Conversion Agent shall forward the Company's calculations to any Holder of Notes upon request of that Holder.

                                   ARTICLE 5.
                       MERGER AND CONSOLIDATION OF COMPANY

Section 5.01 Lease of Properties.

      Notwithstanding anything in the Original Indenture to the contrary, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

      In addition to the Events of Default set forth in the Original Indenture, each of the following shall constitute an Event of Default with respect to the
Notes:

            (1) default in payment of accrued cash interest at maturity, when the same becomes due and payable;

            (2) default in payment of the Change of Control Purchase Price or Redemption Price when the same becomes due and payable;

            (3) default in the payment of the Principal Return (and cash in lieu of fraction shares) or failure to deliver the Net Shares, in each case when due, unless the Notes in respect of which such Principal Return (and cash in lieu of fractional shares) and Net Shares were due have been called for redemption in accordance with Section 3.02 hereof;

            (4) default by the Company in the payment of the principal of any bond, debenture, note or other evidence of the Company's Indebtedness, in each case for money borrowed, or in the payment of principal under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company for money borrowed, which default for payment of principal is individually or in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 days after the expiration of any grace period or extension of the time for payment applicable thereto.

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time or both would become an Event of Default under clause (c) of Section 5.1 of the Original Indenture or clause (4) of this Section 6.01. However, notwithstanding Section 5.1 of the Original Indenture, the Company need not deliver such written notice within 30 days after the occurrence thereof of any event which with the giving of notice or the lapse of time or both would become an Event of Default under clauses (e) or (f) of Section 5.1 of the Original Indenture.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01 Rights of Trustee.

      (a) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (b) In no event shall the Trustee be required to take notice of any default or breach hereof or any Event of Default hereunder, except for Events of Default specified in Section 6.01 hereof and/or Section 5.1(a) and/or 5.1(b) of the Original Indenture, unless and until the Trustee shall have received from a Holder of a Note or from the Company express written notice of the circumstances constituting the breach, default or Event of Default and stating that said circumstances constitute an Event of Default hereunder.

Section 7.02 Reports by Trustee to Holders of the Notes.

      (a) The Trustee shall transmit by mail all reports as required by TIA Section 313(c).

Section 7.03 Eligibility; Disqualification.

      Notwithstanding Section 6.10 of the Original Indenture, the Notes shall at all times have a Trustee that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

      In addition to Section 6.10 of the Original Indenture, the Notes shall at all times have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).

                                   ARTICLE 8.
                                   DEFEASANCE

Section 8.01 No Defeasance.

      Sections 7.2, 7.3 and 7.4 of the Original Indenture shall not apply to the Notes.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

      In addition to the purposes set forth in Section 8.1 of the Original Indenture, the Company and the Trustee may amend this Indenture or the Notes or enter into an indenture or indentures supplement hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) without notice to or the consent of any Holder of a Note:

            (1) to provide for uncertificated Notes in place of certificated Notes or to provide for bearer Notes; or

            (2) to conform the text of the Indenture or the Notes to any provisions of the Description of the Notes section of the Prospectus Supplement to the extent that such provision of the Description of the Notes section of the Prospectus Supplement was intended to be a verbatim recitation of a provision of the Indenture or the Notes.

Section 9.02 With Consent of Holders of Notes.

      In addition to clauses (a) through (f) of Section 8.2 of the Original Indenture, without the consent of each Holder affected, an amendment or supplement under Section 8.2 of the Original Indenture may not:

            (1) reduce the rate of accretion of principal on any Note or method of calculating the Principal Amount of any Note;

            (2) make any change in any conversion right to the detriment of a Holder; or

            (3) make a change in the percentage of Principal Amount at Maturity of the Notes necessary to waive compliance with any provision of the Indenture or to make any change in Section 8.2 of the Original Indenture, as supplemented by this provision, for modification.

                                  ARTICLE 10.
                                   CONVERSION

Section 10.01 Conversion Privilege.

      (a) Subject to the provisions of this Article 10, a Holder of a Note may convert such Note into cash and Common Stock equal to the Conversion Value in accordance with Section 10.15, if any of the following conditions are satisfied and only during the periods set forth in this Section 10.01:

            (1) during any calendar quarter (the "Quarter") commencing after the date of issuance of the Notes, if the Common Stock Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter immediately preceding the Quarter in which the conversion occurs (appropriately adjusted to take into account the occurrence, during such 30 consecutive Trading Day period, of any event requiring adjustment of the Conversion Price under this Indenture) is more than 120% of the Conversion Price on such 30th Trading Day;

            (2) at any time following September 30, 2013;

            (3) (A) during the five Trading Day period immediately after a period of five consecutive Trading Days in which the Trading Price of the Notes for each such Trading Day in such period was less than 95% of the product of (x) the Common Stock Price on such Trading Day multiplied by
      (y) the Conversion Rate on such Trading Day.

                  (B) Notwithstanding the foregoing, if on the date of any
            conversion pursuant to Section 10.01(a)(3)(A), the Common Stock Price on such date is greater than the Conversion Price on such date but less than 120% of the Conversion Price on such date, then the Conversion Value a Holder of Notes will be entitled to receive will be equal to the Principal Amount of the Notes held by such Holder as of the Conversion Date plus accrued and unpaid cash interest to the Conversion Date (such a conversion, a "Principal Value Conversion") and the number of Net Shares (and any cash in lieu of fractional shares) to be delivered upon a Principal Value Conversion will be determined in accordance with Section 10.15; and provided further that, in place of the Five Day Average Closing Stock Price, such number of Net Shares will be calculated using an amount equal to the greater of (i) the Conversion Price on the Conversion Date and (ii) the Common Stock Price on the Conversion Date;

            (4) during the periods set forth in Section 10.01(c) upon (i) a distribution to all or substantially all holders of Common Stock of rights, warrants or options entitling them to subscribe for or purchase, for a period expiring within 60 days of the date of such distribution, shares of Common Stock at a price less than the Common Stock Price on the Trading Day immediately preceding the date of declaration of such distribution or (ii) a distribution to all or substantially all holders of Common Stock evidences of Company indebtedness, rights or warrants to purchase or subscribe for Capital Stock or other securities of the Company, or assets, which distribution has a per share value that exceeds 12.5% of the Common Stock Price on the Trading Day immediately preceding the declaration date of such distribution; provided that, the Holder shall have no right to convert any Note pursuant to Section 10.01(c) hereof if the Holder of a Note otherwise participates in the issuance or distribution described in this Section 10.01(a)(4) without conversion of such Holder's Notes; or

            (5) (A) during the period set forth in clause (B) below, if the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction pursuant to which the Common Stock is subject to conversion into shares of stock (other than Common Stock), other securities or property (including cash) subject to Section 10.12; provided that if such conversion occurs after the effective date of such transaction, the Holder will receive on conversion the consideration determined in accordance with Section 10.12.

                  (B) The Notes shall be convertible pursuant to clause (A) above at any time from and after the date that is 15 days prior to the date of the anticipated effective time (as publicly announced by the Company) of such transaction until and including the date that is 15 days after the actual effective date of such transaction.

                  (C) If (i) a Holder elects to convert its Notes pursuant to this Article upon the occurrence of a transaction described clause (5)(A) above, (ii) such transaction also constitutes a Change of Control (regardless of whether a Holder has the right to require the repurchase of Notes pursuant to Section 3.03) and (iii) 10% or more of the consideration for the Common Stock (valued as set forth in Section 10.06 hereof) consists of cash, other property or securities that are not traded or scheduled to be traded or scheduled to be traded immediately following such transaction on a United States national securities exchange or the Nasdaq National Market, then, for purposes of determining the Conversion Value, the Conversion Price in respect of such Notes shall be decreased such that the Conversion Rate shall be increased by an additional number of shares of Common Stock (the "Additional Shares") determined as set forth in Section 10.06.

      (b) In the case of any distribution described in Section 10.01(a)(3), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless a Holder of the Notes provides the Company with reasonable evidence that the Trading Price of the Notes on any date would be less than 95% of the product of (x) the Common Stock Price on such date and (y) the Conversion Rate then in effect. Upon receipt of such reasonable evidence, the Company shall instruct the Bid Solicitation Agent in writing to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Notes is greater than or equal to 95% of the product of the Common Stock Price and the Conversion Rate. The Company shall make the calculations described in Section 10.01(a)(3) hereof, using the Trading Price of the Notes provided by the Bid Solicitation Agent and will advise the Trustee (or Conversion Agent, as the case may be) within a reasonable time (and, in any event, no later than three Business Days prior to the Conversion Date) of any determination of the Trading Price of the Notes.

      (c) In the case of the foregoing Section 10.01(a)(4)(i) and Section 10.01(a)(4)(ii), the Company shall cause a notice of such distribution to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Notes no later than 20 days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion by delivering the Notes to the Conversion Agent at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company's announcement that such distribution will not take place; provided that, the Holder shall have no right to convert any Note pursuant to this Section 10.01(c) if the Holder of a Note otherwise participates in the distribution described in either Section 10.01(a)(4)(i) or Section 10.01(a)(4)(ii) without conversion of such Holder's Notes. The "Ex-Dividend Date" for any such distribution means the date immediately prior to the commencement of "ex-dividend" trading for such distribution on The New York Stock Exchange or such other national securities exchange or The Nasdaq Stock Market or similar system of automated dissemination of quotations of securities prices on which the Common Stock is then listed or quoted.

      (d) A Holder may convert a portion of a Note equal to $1,000 Principal Amount at Maturity or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note. A Note in respect of which a Holder has delivered a Change of Control Purchase Notice pursuant to Section 3.03 may not be converted unless such Change of Control Purchase Notice is withdrawn pursuant to Section 3.04.

      (e) A Holder of Notes is not entitled to any rights of a holder of Common Stock until, and only to the extent that, such Holder has converted its Notes into Common Stock.

Section 10.02 Conversion Procedure.

      (a) To convert a Note, a Holder must satisfy the requirements of this
Article 10 and (i) complete and manually sign the irrevocable conversion notice on the back of the Note and deliver such notice to the Conversion Agent, (ii) if the Notes are in certificated form, deliver the Note to the Conversion Agent,
(iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 10.03 and/or (v) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures. The later of (x) the date on which the Holder satisfies all of the foregoing requirements and (y) the Determination Date is the "Conversion Date." As soon as practicable after the Conversion Date and in any event within four Business Days thereof, the Company shall deliver to the Holder through the Conversion Agent (1) cash in the amount calculated in accordance with Section 10.15 and (2) either (A) a certificate for or (B) a book-entry notation of the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 10.15.

      (b) The Person in whose name the Note is registered shall be deemed to be a stockholder of record on the Conversion Date; provided that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open (subject to the provisions of the next paragraph of this Section 10.02); provided that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.

      (c) No payment or adjustment will be made for accrued regular cash interest, on a converted Note or for dividends or distributions on shares of Common Stock issued upon conversion of a Note, but if any Holder surrenders a Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, then, notwithstanding such conversion, the interest, payable on such interest payment date shall be paid to the Holder of such Note on such interest payment date. In such event, such Note, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the interest, payable on such interest payment date on the portion so converted. If such payment does not accompany such Note, the Note shall not be converted; provided that no such check shall be required if such Note is surrendered for conversion on the interest payment date. If the Company defaults in the payment of interest, payable on the interest payment date, the Conversion Agent shall repay such funds to the Holder.

      (d) Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of a written order of the Company signed by two Officers, authenticate and deliver to the Holder, a new Note equal in principal amount to the unconverted portion of the Note surrendered.

Section 10.03 Taxes on Conversion.

      If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

Section 10.04 Company to Provide Stock.

      The Company has reserved shares of Common Stock to permit delivery of shares of Common Stock upon conversion of the Notes up to an assumed Five Day Average Closing Stock Price, and from time to time as may be necessary shall reserve out of its authorized but unissued shares of Common Stock a sufficient number of additional shares of Common Stock to permit delivery of shares of Common Stock upon the conversion of the Notes in full.

      All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, shall be free from preemptive rights and free of any lien or adverse claim, and shall have the same rights as all of the other outstanding shares of the Company's Common Stock. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

Section 10.05 Adjustment of Conversion Price.

      The Conversion Price shall be adjusted (without duplication) from time to time by the Company as follows:

      (a) In case the Company shall pay a dividend or make a distribution on the Common Stock payable exclusively in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be decreased by dividing such Conversion Price by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the numerator shall be the sum of (i) such number of shares and (ii) the total number of shares constituting such dividend or other distribution, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred.

      (b) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights, warrants or options, in each case entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by dividing such Conversion Price by a fraction of which the denominator shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (ii) the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Market Price and the numerator shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (ii) the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no adjustment shall be made if Holders of the Notes may participate in the transaction on a basis and with notice that the Company's Board of Directors deems to be fair and appropriate. To the extent that rights are not so issued or shares of Common Stock are not so delivered after the expiration of such rights, warrants or options, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, warrants or options, had not been fixed. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

      (c) In case the Company shall declare a cash dividend or distribution to all or substantially all of the holders of Common Stock, the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such dividend or distribution by a fraction,

            (i) the numerator of which shall be the average of the Common Stock Prices for the three consecutive Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution (the "Pre-Dividend Sale Price"), minus the full amount of such cash dividend or distribution, to the extent payable in cash, applicable to one share of Common Stock, and

            (ii) the denominator of which shall be the Pre-Dividend Sale Price,

such adjustment to become effective immediately after the record date for such dividend or distribution; provided, that no adjustment to the Conversion Price or the ability of a Holder of a Note to convert will be made pursuant to this
Section 10.05(c) if the Company provides that Holders of Notes will participate in such cash dividend or distribution on an as-converted basis without conversion; provided further, that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the Common Stock issuable upon such conversion (and any cash in lieu of fractional shares), the amount of cash such Holder would have received had such Holder converted its Note on the record date for such dividend or distribution at the Conversion Rate and for the Conversion Value in effect on such record date. If such dividend or distribution is not so paid or made, the Conversion Price shall be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

      (d) Subject to the last sentence of this paragraph (d), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of Capital Stock, cash or assets (including securities, but excluding any rights, warrants or options referred to in paragraph (b) of this Section 10.05 and any cash dividend or distribution referred to in paragraph (c) of this Section 10.05), the Conversion Price shall be decreased so that the same shall equal the price determined by dividing the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price decrease contemplated by this paragraph
(d) by a fraction of which the denominator shall be the Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such distribution (the "Reference Date") less the Fair Market Value, on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and/or assets so distributed applicable to one share of Common Stock and the numerator shall be such Market Price per share of the Common Stock, such decrease to become effective immediately prior to the opening of business on the day following the Reference Date; provided that if the Fair Market Value of the portion of the evidences of indebtedness, shares of capital stock, cash and/or assets so distributed applicable to one share of Common Stock shall be greater than the Market Price per share of Common Stock, then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the Common Stock issuable upon such conversion (and any cash in lieu of fractional shares), the amount of evidences of indebtedness, shares of capital stock, cash and/or assets so distributed that such Holder would have received had such Holder converted its Note on the record date for such dividend or distribution at the Conversion Rate and for the Conversion Value in effect on such record date; and provided, further, that no adjustment shall be made if all Holders of Notes are entitled to participate in such transactions. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred. For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock or rights, warrants or options to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, shares of Capital Stock, cash and/or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Price decrease required by this paragraph (d)) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights, warrants or options (making any further Conversion Price decrease required by paragraph (a) or (b) of this Section 10.05), except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section 10.05.

      (e) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the Business Day following the day upon which such subdivision becomes effective shall be proportionately decreased and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the Business Day following the day upon which such subdivision or combination becomes effective.

      (f) In case the Company pays to holders of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for Common Stock to the extent that the offer involves aggregate consideration that, together with (1) any cash and the Fair Market Value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for shares of Common Stock consummated within the preceding 12 months not triggering a Conversion Price adjustment and (2) all-cash distributions to all or substantially all holders of the Company's Common Stock made within the preceding 12 months not triggering a Conversion Price adjustment, exceeds an amount equal to 12.5% of the market capitalization of Common Stock on the expiration date of the tender offer, the Conversion Price shall be decreased so that the same shall equal the price determined by dividing the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price decrease contemplated by this Section 10.05(f) by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the last time tenders of exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") multiplied by the Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Time and the numerator shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration

Time, such decrease to become effective immediately prior to the opening of business on the Business Day following the Expiration Time.

      In any case in which this Section 10.05 shall require that an adjustment be made immediately following a record date established for purposes of this
Section 10.05, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 10.10) issuing to the holder of any Note converted after such record date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

Section 10.06 Adjustment for Certain Changes of Control.

      The number of Additional Shares in connection with an adjustment of the Conversion Price as set forth in Section 10.01(a)(5)(C) shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the corporate transaction becomes effective (the "Effective Date") and the stock price paid per share of Common Stock (valued as set forth in the next paragraph) in the corporate transaction (the "Stock Price"); provided that if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.

      The Stock Price per share of Common Stock shall be valued as follows:

            (i) if holders of the Common Stock receive only cash in the corporate transaction, the Stock Price shall be the cash amount paid per share of the Common Stock, and

            (ii) in all other cases, the Stock Price shall be the average of the Common Stock Price on the five Trading Days prior to but not including the Effective Date.

      Notwithstanding the foregoing, (i) if the Stock Price is equal to or greater than $20 or less than $2.75 (subject in each case to adjustment as described below), the number of Additional Shares shall be zero and (ii) in no event may the total number of shares of Common Stock issuable upon conversion exceed approximately 305.0909 per $1,000 Principal Amount at Maturity of Notes, subject to adjustments in the same manner as the Conversion Price as set forth in Section 10.05. The maximum amount of Additional Shares payable shall be 45.4 per $1,000 Principal Amount at Maturity of Notes, subject to adjustments on the same basis.

      The Stock Prices set forth in the first row of the table (i.e., column headers) in Schedule A hereto and set forth in the proviso at the first sentence of the first paragraph of this Section will be adjusted as of any date on which the Conversion Price of the Notes is adjusted pursuant to Section 10.05. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Price as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Price as set forth in Section 10.05.

Section 10.07 When No Adjustment Required.

      No adjustment of the Conversion Price shall be made:

      (a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan,

      (b) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company,

      (c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued,

      (d) upon the issuance of any rights, any distribution of separate certificates representing the rights, any exercise or redemption of any rights or any termination or invalidation of the rights, pursuant to the Company's stockholders rights plan, or

      (e) for a change in the par value or no par value of the shares of Common Stock.

         There shall also be no adjustment of the Conversion Price in case of the issuance of any Common Stock (or securities convertible into or exchangeable for Common Stock), except as specifically described above.

Section 10.08 When Adjustment May Be Deferred.

      No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price (other than an adjustment described in Section 10.05(f)). Any adjustments that are not made under this Section 10.08 shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made to the nearest cent, with one-half cent rounded up, or to the nearest 1/1,000th of a share, with 1/500th of a share being rounded up, as the case may be.

Section 10.09 Successive Adjustments.

      After an adjustment to the Conversion Price under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Price as so adjusted.

Section 10.10 Notice of Adjustment.

      Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders of Notes a notice of the adjustment and concurrently file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing such adjustment. The certificate shall be conclusive evidence that such adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice and certificate (or the receipt of such notice and certificate or with the knowledge of any adjustment absent such notice and certificate) except to exhibit the same to any Holder desiring inspection thereof.

Section 10.11 Notice of Certain Transactions.

      The Company shall mail to Holders of Notes and file with the Trustee and/or the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution, if any of the following occur:

      (a) the Company takes any action that would require an adjustment in the Conversion Price pursuant to Section 10.05 (unless no adjustment is to occur pursuant to Section 10.06); or

      (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12; or

      (c) there is a liquidation or dissolution of the Company.

The Company shall file and mail such notice at least 15 days before the applicable date of any such transaction. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.12 Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.

      If any of the following shall occur: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the assets of the Company; then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of Capital Stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 10. If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of Capital Stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 10.12 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances. Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of its Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Notes may be made pursuant to Section 10.05 shall not be deemed to be a sale or conveyance of all or substantially all of the assets of the Company for purposes of this Section 10.12.

      In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officer's Certificate briefly stating (a) the reasons therefor, (b) the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, share exchange, sale or conveyance, (c) any adjustment to be made with respect thereto and (d) that all conditions precedent have been complied with.

Section 10.13 Trustee's Disclaimer.

      The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer's Certificate with respect thereto, which the Company is obligated to file with the Trustee pursuant to Section 10.10. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 10. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.13 as the Trustee.

      The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer's Certificate with respect thereto, which the Company is obligated to file with the Trustee pursuant to Section 10.12 of this Indenture.

Section 10.14 Voluntary Reduction.

      The Company from time to time may decrease the Conversion Price by any amount at any time for at least 20 days, so long as the decrease is irrevocable during such 20-day period. Whenever the Conversion Price is decreased, the Company shall mail to Holders of Notes and file with the Trustee and the Conversion Agent a notice of the decrease. The Company shall mail the notice at least 15 days before the date the decreased Conversion Price takes effect. The notice shall state the decreased Conversion Price and the period during which it will be in effect. A voluntary decrease of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Section 10.15.

Section 10.15 Conversion Value of Notes Tendered.

      (a) Subject to certain exceptions described in Sections 10.01(a)(3) and 10.01(a)(4), Holders tendering the Notes for conversion shall be entitled to receive, upon conversion of such Notes, cash and shares of Common Stock, the value of which (the "Conversion Value") shall be equal to the product of:

            (1) (A) the aggregate Principal Amount at Maturity of Notes to be converted divided by 1,000 multiplied by (B) the Conversion Rate (including Additional Shares, if any); and

            (2) the average of the Common Stock Price for the five consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) including and immediately following the second Trading Day following the day the Notes are tendered for conversion (the "Five Day Average Closing Stock Price").

      (b) Subject to certain exceptions described below and under Sections 10.01(a)(3) and 10.01(a)(4), the Company shall deliver the Conversion Value to converting holders as follows:

            (1) an amount in cash (the "Principal Return") equal to the lesser of (a) the aggregate Conversion Value of the Notes to be converted and (b) the aggregate Principal Amount of Notes to be converted as of the date tendered for conversion;

            (2) if the aggregate Conversion Value of the Notes to be converted is greater than the aggregate Principal Return of the Notes to be converted, an amount in shares (the "Net Shares"), determined as set forth below, equal to the difference between such aggregate Conversion Value and such aggregate Principal Return (the "Net Share Amount"); and

            (3) an amount paid in cash, determined as set forth below, for any fractional shares of Common Stock.

      The number of Net Shares to be paid shall be determined by dividing the Net Share Amount by the Five Day Average Closing Stock Price. Holders of Notes will not receive a fractional share upon conversion of a Note. Instead, the Holder will receive cash for the value of the fractional share. The cash payment for fractional shares shall be based on the Five Day Average Closing Stock Price.

      The Conversion Value, Principal Return, number of Net Shares and Net Share Amount shall be determined by the Company at the end of the fifth consecutive Trading Day including and immediately following the second Trading Day after the day the Notes are tendered for conversion (the "Determination Date").

      (c) The Company shall pay the Principal Return and cash for fractional shares and deliver the Net Shares, if any, as promptly as practicable after the Conversion Date, but in no event later than four Business Days thereafter, subject to Section 3.02. Delivery of the Principal Return, Net Shares and cash in lieu of fractional shares shall be deemed to satisfy the Company's obligation to pay the Principal Amount at Maturity of the Notes, as well as accrued cash interest payable on the Notes, except as described below. Accrued cash interest shall be deemed paid in full rather than canceled, extinguished or forfeited. The Company shall not adjust the Conversion Price to account for the accrued cash interest. Except as described in the following sentence, upon conversion of any Notes on a date that is not an interest payment date, Holders will not be entitled to receive any additional cash payment representing accrued and unpaid cash interest for the period from the immediately preceding interest payment date to the Conversion Date with respect to the converted Notes and such cash interest will be deemed paid in full. Nonetheless, if Notes are converted after a regular record date and prior to the opening of business on the next interest payment date, including the date of maturity, Holders of such Notes, at the close of business on the next regular record date shall receive the interest payable on such Notes on the corresponding interest payment date notwithstanding the conversion.

      (d) If an Event of Default has occurred and is continuing (other than a Default in a cash payment upon conversion of the Notes), the Company may not pay cash upon conversion of any Notes (other than cash in lieu of fractional shares) and instead will make payment only through the delivery of shares of Common Stock. The number of shares of Common Stock to be delivered will be equal to (A) the aggregate Principal Amount at Maturity of Notes to be converted divided by 1,000 multiplied by (B) the Conversion Rate.

      (e) Neither the Trustee nor the Conversion Agent has any duty to determine or calculate the Conversion Value, Principal Return, number of Net Shares, the Net Share Amount of any other computation required under this Article 10, all of which shall be determined by the Company (or the Bid

Solicitation Agent, as the case may be) in accordance with the provisions of this Indenture and the Trustee and Conversion Agent shall not be under any responsibility to determine the correctness of any such determinations and/or calculations and may conclusively rely on the correctness thereof.

                                   ARTICLE 11.
                                  SUBORDINATION

Section 11.01 Agreement to Subordinate.

      The Company covenants and agrees, and each Holder of Notes by such Holder's acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 11; and each Holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of, premium, if any, interest and other Obligations with respect to all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full in cash of principal of (and premium, if any), interest and all other Obligations with respect to all Secured Debt, whether outstanding at the date of this Supplemental Indenture or thereafter incurred; provided, however, that no provision of this Article 11 shall prevent the occurrence of any Default or Event of Default hereunder.

Section 11.02 Default On Secured Debt.

      In the event and during the continuation of any default by the Company in the payment of principal, premium, if any, interest on or any other Obligation relating to, any Secured Debt when the same becomes due and payable (a "Payment Default"), whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, and such Payment Default continues beyond the period of grace, if any, specified in the instrument evidencing such Secured Debt, then unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or all Secured Debt and all Obligations relating thereto have been paid in full in cash (and in the event that the maturity of any Secured Debt has been accelerated because of a default, the holders of all Secured Debt outstanding have been paid in full in cash), then no direct or indirect payment or distribution (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made with respect to the principal of (including redemption payments), premium, if any, or interest on, or any other Obligation relating to, the Notes or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Notes.

      In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 11.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to the holders of Secured Debt, or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Secured Debt may have been issued, as their respective interests may appear, but only to the extent that the holders of the Secured Debt (or their representative or representatives or a trustee) notify the Trustee in writing within 180 days of such payment of the amounts then due and owing to the holders of such Secured Debt and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Secured Debt.

Section 11.03 Liquidation; Dissolution; Bankruptcy.

      Upon any direct or indirect payment by or on behalf of the Company or direct or indirect distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company or assignment for the benefit of creditors or marshaling of assets, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts (including principal, premium, if any, and interest) due or to become due upon all Secured Debt shall first be paid in full in cash, or such payment thereof provided for in money in accordance with its terms, before any payment or distribution is made on account of the principal (and premium, if any), interest or any other Obligation relating to the Notes; and upon any such dissolution or winding up or liquidation or reorganization, any direct or indirect payment by the Company, or direct or indirect payment or distribution (in cash, property, securities, by set-off or otherwise) to which the Holders of the Notes or the Trustee would be entitled, except for the provisions of this Article 11, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Secured Debt (pro rata to such holders on the basis of the respective amounts of Secured Debt held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Secured Debt may have been issued, as their respective interests may appear, to the extent necessary to pay such Secured Debt in full, in cash, after giving effect to any concurrent payment or distribution to or for the holders of such Secured Debt, before any such payment or distribution is made to the Holders of Notes or to the Trustee.

      In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Notes before all Secured Debt is paid in full in cash, or provision is made for such payment in cash in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Secured Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Secured Debt may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Secured Debt remaining unpaid to the extent necessary to pay such Secured Debt in full in cash in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Secured Debt.

      For purposes of this Article 11, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 11 with respect to the Notes to the payment of all Secured Debt which may at the time be outstanding; provided that (i) such Secured Debt is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of such Secured Debt are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions provided for in Article IV of the Original Indenture and subject to Section 5.01 shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this
Section 11.03 if such other Person shall, as a part of such consolidation, merger, conveyance, or transfer, comply with the conditions stated in Article IV of the Original Indenture. Nothing in Section 11.02 or this Section 11.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7 of the Original Indenture.

Section 11.04 Subrogation.

      Subject to the payment in full in cash of all Secured Debt, the rights of the Holders of the Notes shall be subrogated to the rights of the holders of such Secured Debt to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Secured Debt until the principal of (and premium, if any) and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Secured Debt of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 11, and no payment over pursuant to the provisions of this Article 11, to or for the benefit of the holders of such Secured Debt by Holders of the Notes or the Trustee, shall, as between the Company, its creditors other than holders of Secured Debt, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of such Secured Debt. It is understood that the provisions of this Article 11 are and are intended solely for the purposes of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of such Secured Debt on the other hand.

      Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Secured Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company, as the case may be, other than the holders of Secured Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of such Secured Debt in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

      Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Section 6.2 of the Original Indenture, and the Holders of the Notes, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of the Secured Debt and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11; provided that such court, trustee, receiver, agent or other Person has been apprised of, or the order, decree or certificate makes reference to, the provisions of this Article.

Section 11.05 Trustee To Effectuate Subordination.

      Each Holder of Notes by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article 11 and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

Section 11.06 Notice By The Company.

      The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this
Article 11. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 11, unless and until the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Secured Debt or from any trustee therefor or representative thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.2 of the Original Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 11.06 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

      The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Secured Debt (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of such Secured Debt or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Secured Debt to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Secured Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Section 11.07 Rights Of The Trustee; Holders Of Secured Debt.

      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 in respect of any Secured Debt at any time held by it, to the same extent as any other holder of Secured Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. With respect to the holders of Secured Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are set forth in this Article 11, and no implied covenants or obligations with respect to the holders of such Secured Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Secured Debt and, subject to the provisions of Section 6.2 of the Original Indenture, the Trustee shall not be liable to any holder of such Secured Debt if it shall pay over or deliver to Holders of Notes, the Company or any other Person money or assets to which any holder of such Secured Debt shall be entitled by virtue of this Article 11 or otherwise.

Section 11.08 Subordination May Not Be Impaired.

      (a) No right of any present or future holder of any Secured Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Secured Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this
Article 11 or the obligations hereunder of the Holders of the Notes to the holders of Secured Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Secured Debt, or otherwise amend or supplement in any manner such Secured Debt or any instrument evidencing the same or any agreement under which such Secured Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Secured Debt;
(iii) release any Person liable in any manner for the collection of such Secured Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

      (c) The subordination provisions of this Article 11 shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Debt is, pursuant to applicable law, avoided, recovered, or rescinded or must otherwise be restored or returned by any holder of Secured Debt, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made.

      (d) If, upon any proceeding referred to in Section 11.03, the Trustee does not file a claim in such proceeding prior to fifteen Business Days before the expiration of the time to file such claim, the holders of Secured Debt or their agent may file such claim on behalf of the Holders of the Notes.

      (e) The subordination provisions contained herein are solely for the benefit of the holders from time to time of Secured Debt and their representatives, assignees and beneficiaries and may not be rescinded, canceled, amended or modified in any way other than, as to any holder of Secured Debt, pursuant to an amendment or modification that is permitted by the documentation relating to the Secured Debt applicable to such holder.

                                  ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.02 Severability.

      In case any provision in this Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.03 Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.04 Ratification Of Original Indenture.

      The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

Section 12.05 Trustee Not Responsible for Recitals.

      The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 12.06 Performance by Trustee.

      The Trustee, for itself and its successors accepts the trusts under the Original Indenture as amended by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture, including, without limitation, the terms and provisions defining and limiting the liability and responsibility of the Trustee.

Section 12.07 Governing Law.

      This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of September 30, 2004
                                    CALPINE CORPORATION

                                    By:   /s/ Robert D. Kelly
                                          ----------------------------------
                                          Name: Robert D. Kelly
                                          Title: Executive Vice President


                                    WILMINGTON TRUST COMPANY

                                    By:   /s/ Michael W. Diaz
                                          ----------------------------------
                                          Name: Michael W. Diaz
                                          Title: Authorized Signer

                                                                       EXHIBIT A

                                 [Face of Note]

      THIS NOTE IS ISSUED IN GLOBAL FORM AND REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR A NOMINEE THEREOF. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN ACCORDANCE WITH THE TERMS HEREOF AND OF THE INDENTURE (AS DEFINED BELOW), THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                               CALPINE CORPORATION

                      $[ ] PRINCIPAL AMOUNT AT MATURITY OF
                      CONTINGENT CONVERTIBLE NOTES DUE 2014

No. ___                                  Principal Amount at Maturity $_________
                                                                CUSIP: 131347BM7
                                                              ISIN: US131347BM73

Calpine Corporation, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the Principal Amount (as defined in the Indenture referred to on the reverse side of this Note) in Dollars on September 30, 2014.

Interest Payment Dates: March 30 and September 30, except that no interest will be paid on or accrue for the interest periods corresponding to the March 30 and September 30, 2007, 2008 and 2009 Interest Payment Dates.

Record Dates:  March 15 and September 15

Additional provisions of this Note are set forth on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date: September 30, 2004


                                      CALPINE CORPORATION

                                      By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                      By:
                                             -----------------------------------
                                             Name:
                                             Title:




Dated:  September 30, 2004

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:


Wilmington Trust Company, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:                                                    Dated:
     -----------------------------------------              --------------------
              Authorized Officer

                                 [Back of Note]

   $[  ] Principal Amount at Maturity of Contingent Convertible Notes due 2014

      Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            (1) INTEREST. Calpine Corporation, a Delaware corporation (such corporation and its successors and assigns under the Indenture referred to below, being herein called the "Company"), promises to pay cash interest on the Principal Amount at Maturity of this Note at 6% per annum from September 30, 2004 until maturity, except that no cash interest will be paid on or accrue for the interest periods corresponding to the March 30 and September 30, 2007, 2008, and 2009 Interest Payment Dates. Instead, the principal amount of the Notes shall increase as set forth in the Indenture. The Company shall pay cash interest semi-annually in arrears on March 30 and September 30 of each year, commencing March 30, 2005, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), except as set forth in this paragraph. Cash interest on the Notes shall accrue (except as set forth in this paragraph) from the most recent date to which cash interest has been paid or, if no cash interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of cash interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, cash interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay cash interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay cash interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of cash interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Cash interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            (2) METHOD OF PAYMENT. The Company shall pay cash interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Original Indenture with respect to defaulted interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Notes shall be payable as to principal, premium, if any, and cash interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of cash interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and cash interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (3) PAYING AGENT, CONVERSION AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, shall act as Paying Agent, Conversion Agent and Registrar. The Company may change any Paying Agent, Conversion Agent or Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            (4) INDENTURE. The Company issued the Notes under an Indenture dated as of August 10, 2000, as supplemented by the First Supplemental Indenture dated as of September 28, 2000, and as further supplemented by the Second Supplemental Indenture dated as of September 30, 2004 (as so supplemented, the "Indenture") between the Company and the Trustee. The Notes are unsecured general obligations of the Company. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

            (6) MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            (7) REPURCHASE AT OPTION OF HOLDER. If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 Principal Amount at Maturity or an integral multiple of $1,000) of that Holder's Notes pursuant to the terms set forth in the Indenture. The Company shall deliver to each holder, that has delivered to the Paying Agent an irrevocable written notice of purchase and the Notes to be repurchased, a payment in cash equal the Change of Control Purchase Price as set forth in the Indenture. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as required by the Indenture.

            (8) CONVERSION. Upon satisfaction of the conditions set forth in
      Section 10.01(a) of the Indenture, a Holder of a Note may convert any portion of the Principal Amount at Maturity of any Note that is an integral multiple of $1,000 into cash and fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/1,000th of a share) of Common Stock in accordance with the provisions of Section 10.15 of the Indenture. Such conversion right shall commence on the initial issuance date of the Notes and expire at the close of business on the Business Day immediately preceding the date of Maturity, subject, in the case of conversion of any Global Note, to any Applicable Procedures. The Conversion Price shall, as of the date of the Indenture, initially be $3.85. The Conversion Rate shall, as of the date of the Indenture, initially be approximately 259.7403 per $1,000 Principal Amount at Maturity of Notes. The Conversion Rate will be adjusted under the circumstances specified in the Indenture.

            (9) SUBORDINATION. The Notes shall be subordinated to Secured Debt to the extent and in the manner provided for in the Indenture.

            (10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 Principal Amount at Maturity and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Notes during the period between a record date and the corresponding Interest Payment Date.

            (11) DEFEASANCE. The Company may not terminate some or all of its obligations under the Notes and the Indenture.

            (12) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes, except that cash interest (other than defaulted interest) will be paid to the person that was the registered Holder on the relevant record date for such payment of cash interest.

            (13) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in Principal Amount at Maturity of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented as set forth in the Indenture.

            (14) DEFAULTS AND REMEDIES. Events of Default shall be as set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

            (15) TRUSTEE DEALINGS WITH COMPANY. Subject to the provisions of the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            (16) NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, of the Company as such, shall not have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            (17) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            (18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

           Calpine Corporation
           50 West San Fernando Street
           San Jose, California 95113
           Attention:  Investor Relations

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                                (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      -------------

                             Your Signature:
                                            ------------------------------------
                                                (Sign exactly as your name
                                             appears on the face of this Note)

Signature Guarantee*:
                      ----------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.03 of the Indenture, state the amount you elect to have purchased:

                  $_______________ Principal Amount at Maturity

Date:
     ------------

                             Your Signature:
                                            ------------------------------------
                                                (Sign exactly as your name
                                             appears on the face of this Note)

                             Tax Identification No.:
                                                     ---------------------------

Signature Guarantee*:
                      ----------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                            FORM OF CONVERSION NOTICE

           TO: CALPINE CORPORATION
               WILMINGTON TRUST COMPANY

      The undersigned registered owner of the attached Note hereby irrevocably exercises the option to convert the attached Note, or the portion thereof below designated, into the Conversion Value in accordance with the terms of the Indenture referred to in the attached Note. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture.

      PLEASE NOTE: You may only convert the attached Note upon satisfaction of one of the conditions set forth in Section 10.01 of the Indenture. If you are converting the attached Note upon satisfaction of the condition set forth in
Section 10.01(a)(3), please provide, with this Conversion Notice, reasonable evidence that the Trading Price of the Note is less than 95% of the product of
(x) the Common Stock Price and (y) the Conversion Rate in effect.

      Upon conversion of your Note, you will receive the Conversion Value in cash and Common Stock of the Company in accordance with Article 10 of the Indenture.

      To convert only part of the attached Note, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

      $
       ----------------------------------

      If you want the stock certificate (if any) made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
              (Insert other person's social security or tax ID no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)

     Date:                                       Signed:
           --------------------                         ----------------------

           (Sign exactly as your name appears on the other side of this Security. The Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended)

Signature Guarantee:
                    ---------------------------

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                                  Principal Amount at
                                                                                      Maturity of
                          Amount of decrease in      Amount of increase in         this Global Note
                           Principal Amount at        Principal Amount at           following such         Signature of authorized
                               Maturity of                Maturity of                  decrease             officer of Trustee or
Date of Exchange            this Global Note            this Global Note            (or increase)                Custodian
----------------            ----------------            ----------------            -------------                ---------


* This schedule should be included only if the Note is issued in global form.

                                                                      Schedule A


                           Table of Additional Shares

                                                                              STOCK PRICE

EFFECTIVE DATE        $2.75   $3.00  $3.50   $4.00   $4.50  $5.00    $5.50  $6.00    $6.50   $7.00   $7.50   $10.00  $15.00   $20.00
--------------------  -----   -----  ------  -----   -----  ------   -----  ------   -----   -----   -----   ------  ------   ------
September 30, 2004..   45.4    41.9   31.8    24.7    19.6   15.7     12.7   10.3      8.4     6.9     5.6      1.9     0.0      0.0
September 30, 2005..   38.6    32.7   24.0    18.1    13.8   10.7      8.4    6.6      5.3     4.2     3.3      0.8     0.0      0.0
September 30, 2006..   26.3    21.3   14.0     9.1     5.7    3.4      1.9    0.9      0.3     0.0     0.0      0.0     0.0      0.0
September 30, 2007..   35.5    29.6   20.9    14.8    10.4    7.2      4.9    3.2      1.9     1.1     0.5      0.0     0.0      0.0
September 30, 2008..   45.4    40.2   30.0    22.8    17.4   13.3     10.2    7.7      5.8     4.3     3.1      0.2     0.0      0.0
September 30, 2009..   45.4    45.4   41.1    32.7    26.4   21.6     17.8   14.8     12.3    10.3     8.6      3.4     0.1      0.0
September 30, 2010..   45.4    45.4   35.9    28.5    23.0   18.7     15.4   12.7     10.6     8.8     7.3      2.8     0.0      0.0
September 30, 2011..   44.0    38.3   29.6    23.4    18.8   15.2     12.5   10.3      8.5     7.0     5.8      2.1     0.0      0.0
September 30, 2012..   32.8    28.3   21.7    17.0    13.6   11.0      8.9    7.3      6.0     4.9     4.0      1.3     0.0      0.0
September 30, 2013..   18.9    16.1   12.0     9.3     7.4    5.9      4.8    3.9      3.2     2.6     2.1      0.5     0.0      0.0
September 30, 2014..    0.0     0.0    0.0     0.0     0.0    0.0      0.0    0.0      0.0     0.0     0.0      0.0     0.0      0.0


                                      a-1